Registration No. 333-190723

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	6022	35-1547518
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

711 Main Street, Box 810
Jasper, Indiana 47547-0810
(812) 482-1314

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. Schroeder
Chairman and Chief Executive Officer
German American Bancorp, Inc.
711 Main Street, Box 810
Jasper, Indiana 47547-0810
Tel: (812) 482-1314 Fax: (812) 482-0745

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

With copies to:

Mark B. Barnes Mark Barnes Law PC 5717 Fall Creek Road Indianapolis, Indiana 46220 Tel: (317) 757-5570	Thomas M. Maxwell, Esq. Barnes & Thornburg LLP 11 South Meridian Street Indianapolis, Indiana 46204 Tel: (317) 231-7796 Fax (317) 231-7796

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the Commission, acting under Section 8(a), determines.

EXPLANATORY NOTE

This Amendment No. 1 is being filed prior to the date of effectiveness of this Registration Statement under the Securities Act solely for the purpose of furnishing corrected Exhibit 101.1, in order to correct errors in the Interactive Data Files that were furnished as Exhibit 101.1 to the Registration Statement, as originally filed August 20, 2013.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on August 23, 2013.

GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below in the City of Jasper, State of Indiana, on August 23, 2013.

Name	Capacity	Signature

Mark A. Schroeder	Principal Executive Officer; Director	/s/ Mark A. Schroeder

Bradley M. Rust	Principal Financial and Accounting Officer	/s/ Bradley M. Rust

Douglas A. Bawel	Director	/s/ Douglas A. Bawel*

Christina M. Ernst	Director	/s/ Christina M. Ernst*

Marc D. Fine	Director	/s/ Marc D. Fine*

U. Butch Klem	Director	/s/ U. Butch Klem*

J. David Lett	Director	/s/ J. David Lett*

Gene C. Mehne	Director	/s/ Gene C. Mehne*

Chris A. Ramsey	Director	/s/ Chris A. Ramsey*

M. Darren Root	Director	/s/ M. Darren Root*

Thomas W. Seger	Director	/s/ Thomas W. Seger*

Michael J. Voyles	Director	/s/ Michael J. Voyles*

*By: /s/ Mark A. Schroeder

By Mark A. Schroeder, as attorney-in-fact pursuant to power of attorney granted by each indicated signatory that was included in this Registration Statement filed August 20, 2013.

Index to Exhibits

Number	Description
2.1	Agreement and Plan of Reorganization by and among the Registrant, United Commerce Bancorp, United Commerce Bank, and German American Bancorp, dated July 23, 2013, is included as Annex A to the proxy statement/prospectus included in this registration statement. Certain schedules have been omitted from the Agreement as filed with the SEC. The omitted information is considered immaterial from an investor’s perspective. The Registrant will furnish supplementally a copy of any of any omitted schedule to the SEC upon request from the SEC.
3.1	Restatement of the Articles of Incorporation of the Registrant is incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on 8-K filed July 1, 2011.
3.2	Restated Bylaws of German American Bancorp, Inc., as amended and restated July 27, 2009. The copy of this exhibit filed as Exhibit 3 to the current report on Form 8-K of the Registrant filed July 31, 2009 is incorporated herein by reference.
4.1	Specimen Certificate of the Registrant’s Common Shares is incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated October 20, 2010 and filed October 21, 2010.
4.2	Terms of Common Shares and Preferred Shares of the Registrant (included in Restatement of Articles of Incorporation) are incorporated by reference from Exhibit 3 to the Registrant’s Current Report on 8-K filed May 22, 2006.
4.3	No long-term debt instrument issued by the Registrant exceeds 10% of consolidated total assets or is registered. In accordance with paragraph 4 (iii) of Item 601(b) of Regulation S-K, the Registrant will furnish the Securities and Exchange Commission copies of long-term debt instruments and related agreements upon request.
5.1*	Opinion of Mark Barnes Law PC regarding the validity of the securities registered hereunder.
8.1*	Opinion of Ice Miller LLP regarding certain tax matters
21.1	Subsidiaries of the Registrant is incorporated by reference from Exhibit 21 to the Registrant’s annual report on Form 10-K for its year ended December 31, 2012.
23.1*	Consent of Crowe Horwath LLP
23.3	Consent of Mark Barnes Law PC (included in Exhibit 5.1)
23.4	Consent of Ice Miller LLP (included in Exhibit 8.1)
24.1*	Power of Attorney to file future amendments (set forth on the signature page of the Registration Statement).
99.1*	Form of United Commerce Bancorp proxy card
99.2*	Consent of Renninger and Associates, LLC
101.1**	The following material from German American Bancorp, Inc.’s Form 10-K for the fiscal year ended December 31, 2012, formatted in XBRL: (i) Balance Sheets, (ii) Statements of Comprehensive Income, (iii) Statement of Changes in Shareholders’ Equity, (iv) Statements of Cash Flows, and (v) the Notes to Financial Statements, and from German American Bancorp, Inc.’s Form 10-Q Report for the quarterly period ended June 30, 2013, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Income and Comprehensive Income, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to Consolidated Financial Statements.

* Filed as part of this Registration Statement on August 20, 2013.

** Corrected exhibit is furnished herewith as part of this Amendment No. 1, but not filed.